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                                                                       Exhibit 5

                          [BAKER & DANIELS LETTERHEAD]




October 12, 2001

Anthem, Inc.
120 Monument Circle
Indianapolis, IN 46204

Ladies and Gentlemen:

     We have acted as special counsel to Anthem, Inc., an Indiana corporation (the "Company"), in connection with a Registration Statement on Form S-1 (File No. 333-70566) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") relating to the issuance of equity security units (the "Units") of the Company, which Units consist of (i) subordinated debentures due 2006 of the Company (the "Debentures"), (ii) contracts ("Purchase Contracts") to purchase shares of common stock, par value $.01 per share ("Common Stock"), of the Company, and (iii) the shares of Common Stock to be issued and sold pursuant to the Purchase Contracts.

     In furnishing this opinion, we have participated in the preparation and filing with the Commission of the Registration Statement and all amendments thereto. In addition, we have relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In this examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana.

     2. When (i) the issuance, execution and delivery of (a) an indenture (the "Indenture") between the Company and the trustee thereunder (the "Trustee"), (b) a first supplemental indenture (the "First Supplemental Indenture") to the Indenture between the Company and the Trustee and (c) the Debentures have been duly authorized by all necessary corporate action of the Company and (ii) the Indenture and the First Supplemental Indenture
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Anthem, Inc.                          -2-                       October 12, 2001

have been duly executed and delivered by the Company and the Trustee and the Debentures have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and the prospectus contained therein and in accordance with the Indenture and the First Supplemental Indenture, assuming the terms of the Debentures are in compliance with then applicable law, the Debentures will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity (whether considered in a proceeding at law or in equity).

     3. When (i) the issuance, execution and delivery by the Company of the Purchase Contracts and Units shall have been duly authorized by all necessary corporate action of the Company, (ii) the agreements relating thereto shall have been duly executed and delivered by the parties thereto, (iii) the Purchase Contracts and Units shall have been duly executed and delivered by the Company and any other necessary signatories thereto and sold as contemplated by the Registration Statement and the prospectus contained therein against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, the Purchase Contracts and Units will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity (whether considered in a proceeding at law or in equity).

     4. When (i) the terms of the issuance and sale of the Common Stock pursuant to the Purchase Contracts shall have been duly authorized by all necessary corporate action of the Company and (ii) the shares of Common Stock shall have been issued and sold as contemplated by the Registration Statement and the prospectus contained therein against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, and if issued pursuant to the Purchase Contracts, as contemplated by the terms thereof and of the agreements relating thereto, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     In rendering the foregoing opinions, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Indiana and the federal laws of the United States.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to us under the heading "Validity of the Units" in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                      Yours very truly,

                                      BAKER & DANIELS